UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  December 27, 2017

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan	0-7818	38-2032782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 East Beltline Grand Rapids, Michigan	49525
(Address of principal executive office)	(Zip Code)

Registrant's telephone number,
including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 22, 2017, President Donald Trump signed into law "H.R.1", also known as the "Tax Cuts and Jobs Act", which among other items reduces the federal corporate tax rate to 21% effective January 1, 2018. As a result, Independent Bank Corporation (the "Company") has concluded that this will cause the Company’s deferred tax assets to be revalued. The Company’s net deferred tax asset represents expected corporate tax benefits anticipated to be realized in the future.  The reduction in the federal corporate tax rate reduces these benefits.  The Company performed an analysis to determine the impact of the revaluation of the deferred tax asset using its September 30, 2017 balance of $22.4 million and included an estimate of changes in the balance during the fourth quarter of 2017. It is estimated that the value of the deferred tax asset will be reduced by approximately $6 million. Under this methodology, the estimated fourth quarter earnings impact would be approximately ($0.28) per diluted share and the estimated tangible book value impact would be approximately ($0.28) per share based on estimated fourth quarter weighted average diluted shares of approximately 21.7 million and total shares outstanding of approximately 21.3 million at year end.

The Company’s revaluation of its deferred tax asset is subject to further clarifications of the new law that cannot be estimated at this time. As such, the Company is unable to make a final determination of the impact on the quarterly and year to date earnings for the period ending December 31, 2017 at this time. The Company does not anticipate future cash expenditures as a result of the reduction to the deferred tax asset.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the merger agreement entered into between the Company and TCSB Bancorp, Inc. on December 4, 2017, or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This Current Report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s expectations regarding certain effects of the new tax law, including a revaluation of the Company's deferred tax asset. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: interpretations and clarifications regarding the new tax law; actual changes in the value of the Company's deferred tax asset during the fourth quarter of 2017; and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this Current Report, and the Company does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this document.

Important Additional Information

The Company has entered into a merger agreement with TCSB Bancorp, Inc. ("TCSB"), pursuant to which TCSB will be merged with and into the Company, subject to the satisfaction of various closing conditions. The Company intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) , which will include a proxy statement of TCSB and a prospectus of the Company, and the Company will file other documents regarding the proposed transaction with the SEC. A definitive proxy statement/prospectus will also be sent to TCSB shareholders seeking the required shareholder approval. Before making any voting or investment decision, investors and security holders of TCSB are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov . In addition, the documents filed by the Company may be obtained free of charge at its website at www.independentbank.com. The information available through the Company's website is not and shall not be deemed part of this Current Report or incorporated by reference into other filings the Company makes with the SEC. Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request to Independent Bank Corporation , Attn: CFO , 4200 East Beltline Avenue NE, Grand Rapids, MI 49525, or by calling (616) 522-1765 .

TCSB and its directors, executive officers, and certain other members of management and employees may be soliciting proxies from TCSB shareholders in favor of the merger transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of TCSB shareholders in connection with the proposed transaction will be set forth in the prospectus and proxy statement when it is filed with the SEC. Free copies of this document may be obtained as described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date: December 27, 2017	/s/ Robert N. Shuster
	By:	Robert N. Shuster
	Its:	Executive Vice President and
Chief Financial Officer